UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 5, 2008

Atlantic Bancshares, Inc.

(Exact Name of Registrant As Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

333-127242	20-3047433
(Commission File Number)	(I.R.S. Employer Identification No.)

1 Sherington Drive
Suite J (Sheridan Park)
Bluffton, SC	29910
(Address of Principal Executive Offices)	(Zip Code)

(843) 815-7111

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On February 5, 2008, Atlantic Community Bank (the "Bank"), the bank subsidiary of Atlantic Bancshares, Inc. (the “Company”) entered into a commercial lease agreement with Paradigm Holdings, LLC.  The lease is effective as of January 1, 2008.  The leased premises, which are located at the One Sheridan Park Circle, Bluffton, South Carolina, will serve as the Bank's main branch and house its operations department.  The monthly rent due under the lease is $9,572 for the first year of the lease.  At the end of the first year of the initial term, and at the end of each subsequent year, the base rent will be adjusted according to the provisions in the lease.  The initial term of the lease is 15 years with two five-year renewal options.

The above is a brief description of selected provisions of the lease and is qualified by in its entirety reference to the lease, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 5.02(c)  COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 8, 2008, the Company and the Bank (collectively, the “Employer”), entered into a new employment agreement (the “Trask Agreement”) with Robert P. Trask as the Bank’s and Company’s President and Chief Executive Officer.  The parties entered into the Trask Agreement to amend certain outdated provisions in Mr. Trask’s existing employment agreement and to ensure documentary compliance with the final regulations of Section 409A of the Internal Revenue Code.

Unless it is terminated earlier, the Trask Agreement provides a three year term of employment which automatically extends for additional three year renewal terms unless written notice is given by either party 60 days prior to the termination date.  The initial base salary for Mr. Trask will be $135,000, which amount is subject to annual review by the Board of Directors and may be increased.  Mr. Trask will be eligible to receive bonuses if he meets the goals set forth annually for him by the Board of Directors.  Furthermore, Mr. Trask will be eligible for the Employer’s long-term equity incentive program and for the grant of stock options, restricted stock and other similar awards.  Mr. Trask will be provided with membership fees and annual dues not to exceed $1,000 for an area country club and an automobile (including all related expenses) as well as life insurance policy for the benefit of his spouse and heirs.  Mr. Trask is entitled to participation in retirement, health, dental, welfare and other benefit plans and programs of the Employer applicable to employees generally or to senior executives.

The Trask Agreement may be terminated for death, disability and with or without cause by the Employer or by Mr. Trask.  If the Employer terminates Mr. Trask without cause, the Employer will make a lump sum payment to Mr. Trask in an amount equal to his then current monthly base salary multiplied by 24 plus any bonus earned or accrued through the date of termination.  Definitions of the term “cause” and “disability” are contained in the Trask Agreement.

Upon the occurrence of a change in control, and regardless of whether Mr. Trask remains employed by the Employer or its successor following a change in control, Mr. Trask is entitled to a lump sum cash payment in an amount equal to his then current monthly base salary multiplied by 36 plus any bonus earned or accrued through the date of change in control.  In addition, for a period of 36 months following change in control, Mr. Trask will receive payment of premiums for medical and dental insurance, disability insurance, and life insurance being provided to him prior to the change in control or to other similarly situated executives who continue in the employ of the Employer.   Also, any restrictions on any outstanding incentive awards (including restricted stock) granted to Mr. Trask under any incentive plan or arrangement will lapse and such incentive award or awards will immediately become 100% percent vested; all stock options and stock appreciation rights granted to Mr. Trask will become immediately exercisable and will become 100% vested; and any performance units granted to Mr. Trask will become 100% vested.  A detailed definition of the term “change in control” is contained in the Trask Agreement.

The parties intend that the severance payments and other compensation provided for in the Trask Agreement to be reasonable compensation for Mr. Trask’s service to the Employer and shall not constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code.  However, if the Employer’s independent accountants determine that the payments provided in the Trask Agreement constitute “excess parachute payments,” then the compensation paid shall be increased, on a tax gross-up basis, so as to reimburse Mr. Trask for the tax payable by him on such “excess parachute payments.”

The Trask Agreement also contains provisions relating to non-solicitation of customers and personnel and non-competition during the term of employment and 12 months thereafter, as well as provision relating to the protection of confidential information and trade secrets.  These non-solicitation and non-compete provisions do not apply following a change of control.

On February 8, 2008, the Employer also entered into a new employment agreement (the “Hoke Agreement”) with Todd D. Hoke as the Bank’s and Company’s Executive Vice President and Chief Credit Officer.  The parties entered into the Hoke Agreement to amend certain outdated provisions in Mr. Hoke’s existing employment agreement and to ensure documentary compliance with the final regulations of Section 409A of the Internal Revenue Code.

The initial base salary for Mr. Hoke will be $105,000, which amount is subject to annual review by the Board of Directors and may be increased.  Mr. Hoke will be eligible to receive bonuses if he meets the goals set forth annually for him by the Board of Directors.  Furthermore, Mr. Hoke will be eligible for the Employer’s long-term equity incentive program and for the grant of stock options, restricted stock and other similar awards.  The Employer will pay membership fees and annual dues for various civic organizations subject to approval by the Employer’s Chief Executive Officer.  Mr. Hoke shall also have available an automobile allowance, dental and health insurance, disability insurance, retirement benefits and such other benefits or plans of the Employer applicable to employees generally or to senior executives.  The provisions in the Hoke Agreement regarding the term and termination of employment, benefits payable upon change of control, and Section 280G gross-up payments as well as the confidentiality, non-solicitation and non-compete provisions are identical to those described above for the Trask Agreement.

On February 8, 2008, the Employer also entered into new employment agreements with Michelle M. Pennell as the Bank’s and Company’s Executive Vice President and Chief Financial Officer (the “Pennell Agreement”) and with Karen B. Sprague as the Bank’s and Company’s Executive Vice President and Chief Operating Officer (the “Sprague Agreement”).  The initial base salaries for Ms. Pennell and Ms. Sprague will be $110,000 and $95,000, respectively, which amounts are subject to annual review by the Board of Directors and may be increased.  The provisions in the Pennell and Sprague Agreement regarding perquisites, term and termination of employment, benefits payable upon change of control, and Section 280G gross-up payments as well as the confidentiality, non-solicitation and non-compete provisions are identical to those described above for the Hoke Agreement.  The parties entered into the Pennell and Sprague Agreements to amend certain outdated provisions in the existing employment agreements with Ms. Pennell and Ms. Sprague and to ensure documentary compliance with the final regulations of Section 409A of the Internal Revenue Code.

The above are brief descriptions of selected provisions of the Trask, Hoke, Pennell, and Sprague Agreements and are qualified by in their entirety reference to these Agreements, which are attached hereto as Exhibits 10.2, 10.3, 10.4, and 10.5, respectively, and incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Exhibit

10.1	Commercial Lease Agreement by and between Atlantic Community Bank and Paradigm Holdings, LLC dated as of February 5, 2008.

10.2	Employment Agreement by and between Robert P. Trask and Atlantic Bancshares, Inc. dated February 8, 2008.

10.3	Employment Agreement by and between Todd D. Hoke and Atlantic Bancshares, Inc. dated February 8, 2008.

10.4	Employment Agreement by and between Michelle M. Pennell and Atlantic Bancshares, Inc. dated February 8, 2008.

10.5	Employment Agreement by and between Karen B. Sprague and Atlantic Bancshares, Inc. dated February 8, 2008.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC BANCSHARES, INC.

	By:	/s/ Robert P. Trask
	Name:	Robert P. Trask
	Title:	President and Chief Executive Officer

Dated: February 11, 2008

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Commercial Lease Agreement by and between Atlantic Community Bank and Paradigm Holdings, LLC dated as of February 5, 2008.

10.2	Employment Agreement by and between Robert P. Trask and Atlantic Bancshares, Inc. dated February 8, 2008.

10.3	Employment Agreement by and between Todd D. Hoke and Atlantic Bancshares, Inc. dated February 8, 2008.

10.4	Employment Agreement by and between Michelle M. Pennell and Atlantic Bancshares, Inc. dated February 8, 2008.

10.5	Employment Agreement by and between Karen B. Sprague and Atlantic Bancshares, Inc. dated February 8, 2008.